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                                                                   Exhibit 10.1

                               LIFECORE BIOMEDICAL, INC.
                                3515 Lyman Boulevard
                                  Chaska, MN 55318


November 14, 1996

James W. Bracke, Ph.D.
3947 Huntington Drive
Minnetonka, MN 55343

Dear Jim:

Reference is made to the Employment Agreement as of June 1, 1991, between Lifecore Biomedical, Inc. (the "Company"), a Minnesota corporation, and James
W. Bracke ("Employee"). The Company and Employee hereby agree to amend the Agreement as follows:

A.   Paragraph 3 of the Agreement is hereby amended and restated as follows:

     3. Term. The term of this agreement shall extend through November 14, 2000, subject to the provisions of Section 5 and Section 16 hereof.

B.   Paragraph 5 of the Agreement is hereby amended and restated as follows:

     5. Renewal. If Employee remains in the employment of Company after the expiration of the term of this Agreement specified in Section 3, the term of this Agreement shall automatically be extended for successive one-year terms, unless either party to this Agreement gives written notice to the other party at least 30 days prior to the end of such term of such party's intention not to renew the term of this Agreement.

If these terms are acceptable to you, please indicate by signing this letter in the space indicated below.

                                   Very truly yours,

                              LIFECORE BIOMEDICAL, INC.


                              By  /s/   Richard W. Perkins
                                 --------------------------------
                                   Richard W. Perkins
                                   Chairman, Compensation Committee

Agreed and accepted this
14th day of November, 1996

 /s/ James W. Bracke
----------------------------
James W. Bracke, Ph.D.